                         The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

     As filed with the Securities and Exchange Commission on July 28, 2000

                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________

                            AMSOUTH BANCORPORATION
            (Exact name of registrant as specified in its charter)

              Delaware                             6711                        63-0591257
   (State or other jurisdiction of     (Primary standard industrial         (I.R.S. employer
   incorporation or organization)      classification code number)       identification number)

                              AmSouth-Sonat Tower
                            1900 Fifth Avenue North
                           Birmingham, Alabama 35203
                                (205) 320-7151
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            AmSouth Bancorporation
            Amended and Restated 1991 Employee Stock Incentive Plan

                     (Formerly, First American Corporation
           Amended and Restated 1991 Employee Stock Incentive Plan)

                           (full title of the Plan)
                               _________________

            STEPHEN A. YODER                           With a Copy to:
Executive Vice President, General Counsel
              and Secretary                             J. Michael Savage
                                                   Maynard, Cooper & Gale, P.C.
           AMSOUTH BANCORPORATION                    1901 Sixth Avenue North
     1901 Sixth Avenue North, Suite 920                     Suite 2400
            AmSouth/Harbert Plaza                   Birmingham, Alabama  35203
          Birmingham, Alabama 35203
               (205) 326-5319

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ________________

                                  CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                                     Proposed
Title of Each Class of                           Proposed Maximum    Maximum            Amount of
Securities to be              Amount to be       Offering Price      Aggregate          Registration
Registered                    Registered         Per Unit(1)         Offering Price(1)  Fee
-------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
value (and associated         13,522,007 shares  $16.94 per share      $229,062,799          $60,473
Preferred Stock Purchase
Rights)
=======================================================================================================

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933 and are based upon the average of the high and low prices reported in the consolidated reporting system of the offered securities on July 26, 2000.

     Pursuant to General Instruction E of Form S-8, the contents of AmSouth Bancorporation's Registration Statement on Form S-8 (333-89461) are hereby incorporated herein by reference. In addition, the following information is included herein:

                                    PART II

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

         The Registrant's Restated Certificate of Incorporation, as amended, and Directors' and Officers' Liability Insurance Policy provide for indemnification for the Registrant's directors and officers against certain liabilities.

Item 8.  Exhibits
------   --------

         The following exhibits are filed as part of this Registration
Statement:

         3.1 Restated Certificate of Incorporation of AmSouth Bancorporation (incorporated by reference to the Registrant's Current Report on Form 8-K filed October 15, 1999, Exhibit 3.1).

         3.2 Bylaws of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Exhibit 3-b).

         5    Opinion of Carl L. Gorday, Assistant General Counsel of
              Registrant.

         15   Letter re Unaudited Interim Financial Information

         23.1 Consent of Ernst & Young LLP

         23.2 Consent of Carl L. Gorday (included in Exhibit 5)

         24   Powers of Attorney

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 27/th/ day of July, 2000.

                              AMSOUTH BANCORPORATION

                              By: /s/ C. Dowd Ritter
                                 ---------------------------------------
                                  C. Dowd Ritter
                                  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 27, 2000.

                  Signature                       Title
                  ---------                       -----

    /s/ C. Dowd Ritter                     President, Chief Executive
    -------------------------------
    C. Dowd Ritter                         Officer and a Director
                                           (Principal Executive Officer)


    /s/ Sloan D. Gibson                    Vice Chairman
    -------------------------------
    Sloan D. Gibson                        and Chief Financial Officer
                                           (Principal Financial Officer)


    /s/ Robert R. Windelspecht             Executive Vice President,
    ------------------------------
    Robert R. Windelspecht                 Chief Accounting Officer, and
                                           Controller (Principal Accounting
                                           Officer)

    *                                      Chairman of the Board and
    ------------------------------
    Dennis C. Bottorff                     a Director


    *                                      A Director
    ------------------------------
    J. Harold Chandler


    *                                      A Director
    ------------------------------
    James E. Dalton, Jr.


    *                                      A Director
    ------------------------------
    Earnest W. Deavenport, Jr.

                Signature                      Title
                ---------                      -----

    *                                     A Director
    -------------------------------
    Rodney C. Gilbert


    *                                     A Director
    -------------------------------
    Elmer B. Harris


    *                                     A Director
    -------------------------------
    James A. Haslam II


    *                                     Vice Chairman and
    -------------------------------
    Thomas E. Hoaglin                     a Director


    *                                     A Director
    -------------------------------
    Martha R. Ingram


    *                                     A Director
    -------------------------------
    Victoria B. Jackson


    *                                     A Director
    -------------------------------
    Ronald L. Kuehn, Jr.


    *                                     A Director
    -------------------------------
    James R. Malone


    *                                     A Director
    -------------------------------
    Claude B. Nielsen


    *                                     A Director
    -------------------------------
    John N. Palmer


    *                                     A Director
    -------------------------------
    Benjamin F. Payton, Ph.D.

* Carl L. Gorday, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                          By:  /s/ Carl L. Gorday
                              -------------------------------
                              Carl L. Gorday